EXHIBIT 23(b)

INDEPENDENT AUDITORS’ CONSENT

Board of Directors

OXIS International, Inc.

Portland OR

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation of our audit report dated February 13, 2004, on the financial statements of OXIS International, Inc. as of December 31, 2003, and 2002, included in this Form 10-KSB, and into the Company’s previously filed Form S-8 Registration Statements No. 333-113507, 333-104718, and 333-54600.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 26, 2004